SECTION 906 CERTIFICATION


         Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Wells Fargo Funds Trust (the "Trust"), hereby certifies, to the best of her knowledge, that the Trust's report on Form N-CSR for the period ended April 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


         Date: June 20, 2005
                                                     /s/Karla M. Rabusch

                                                     Karla M. Rabusch
                                    President
                                                     Wells Fargo Funds Trust

                            SECTION 906 CERTIFICATION


         Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Wells Fargo Funds Trust (the "Trust"), hereby certifies, to the best of her knowledge, that the Trust's report on Form N-CSR for the period ended April 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


         Date: June 20, 2005

                                                     /s/ Stacie D. DeAngelo

                                                     Stacie D. DeAngelo
                                    Treasurer
                                                     Wells Fargo Funds Trust